UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2018

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2018, (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Committee”) of EyeGate Pharmaceuticals, Inc. (the “Company”) promoted Sarah M. Romano, CPA to Chief Financial Officer of the Company. Prior to her promotion, Ms. Romano served as the Company’s Interim Chief Financial Officer since February 1, 2017.

Ms. Romano joined the Company as Corporate Controller in 2016, and has been responsible for the Company’s accounting, tax, financial reporting, and internal controls. Prior to joining the Company, Ms. Romano served as Assistant Controller at TechTarget from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, serving as Senior Financial Reporting Analyst from 2008 to 2010, as Financial Reporting Supervisor from 2010 to 2011 and as Financial Reporting Manager from 2011 to 2013. Ms. Romano also served as a Senior Financial Reporting Analyst at Cognex Corporation, a publicly-traded manufacturer of machine vision systems, software and sensors, from 2004 through 2008. Ms. Romano began her career as an Auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and Masters of Accounting from Boston College.

On the Effective Date, the Company entered into a new offer letter with Ms. Romano. Pursuant to this letter, Ms. Romano will receive an annual base salary of $200,000 and is entitled to receive a bonus of up to 25% of her annual base salary for the applicable fiscal year.

The foregoing description of Ms. Romano’s offer letter is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no related party transactions between the Company and Ms. Romano, and Ms. Romano is neither related to, nor does she have any relationship with, any existing member of the Board or any executive officer of the Company.

Item 8.01.	Other Events.

On January 4, 2018, the Company issued a press release announcing the promotion of Ms. Romano to Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files the following exhibits:

10.1#	Offer Letter between the Company and Sarah Romano, dated as of January 1, 2018.

99.1	Press Release of the Company.

#	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: January 4, 2018

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Exhibit Index

10.1#	Offer Letter between the Company and Sarah Romano, dated as of January 1, 2018.

99.1	Press Release of the Company.

#	Management contract or compensatory plan or arrangement.

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